SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2002

APPLIED MATERIALS, INC.
(Exact name of registrant as specified in its charter)

0-6920
(Commission File Number)

Delaware	94-1655526
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

3050 Bowers Avenue
Santa Clara, CA 95054-3299
(Address of principal executive offices, with zip code)

(408) 727-5555
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure.

On September 6, 2002, each of the Principal Executive Officer, James C. Morgan, and Principal Financial Officer, Joseph R. Bronson, of Applied Materials, Inc. submitted to the SEC sworn statements pursuant to Securities and Exchange Commission Order No. 4-460.

A copy of each of these statements is attached hereto as an exhibit (99.1 and 99.2).

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

Exhibit	Description

99.1	Statement Under Oath of Principal Executive Officer Regarding Facts and Circumstances Relating to Exchange Act Filings, dated September 6, 2002.

99.2	Statement Under Oath of Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings, dated September 6, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 6, 2002

APPLIED MATERIALS, INC.

By:	/s/ JOSEPH J. SWEENEY
Joseph J. Sweeney Group Vice President Legal Affairs and Intellectual Property and Corporate Secretary